Aames 2001-4

Mortgage Pass-Through Certificates

Series 2001-4

Prepayment Report for April 25, 2002 Distribution
Prepayment Report - Voluntary Prepayments

VOLUNTARY PREPAYMENTS	TOTAL

Current
Number of Paid in Full Loans	22
Number of Repurchased Loans	-
Total Number of Loans Prepaid in Full	22

Paid in Full Balance	2,233,083.96
Repurchased Loans Balance	-
Curtailments Amount	64,409.59
Total Prepayment Amount	2,297,493.55

Cumulative
Number of Paid in Full Loans	62
Number of Repurchased Loans	-
Total Number of Loans Prepaid in Full	62

Paid in Full Balance	6,223,751.27
Repurchased Loans Balance	-
Curtailments Amount	107,061.38
Total Prepayment Amount	6,330,812.65

SPACE INTENTIONALLY LEFT BLANK

Total Prepayments by Groups (in thousands of dollars)

Total Prepayments (in thousands of dollars)

Page 17 of 25	© COPYRIGHT 2002 Deutsche Bank

Aames 2001-4

Mortgage Pass-Through Certificates

Series 2001-4

Prepayment Report for April 25, 2002 Distribution
Prepayment Report - Voluntary Prepayments
VOLUNTARY PREPAYMENT RATES	TOTAL

SMM	1.00%
3 Months Avg SMM	0.83%
12 Months Avg SMM
Avg SMM Since Cut-off	0.68%

CPR	11.34%
3 Months Avg CPR	9.48%
12 Months Avg CPR
Avg CPR Since Cut-off	7.89%

PSA	1170.63%
3 Months Avg PSA Approximation	1231.23%
12 Months Avg PSA Approximation
Avg PSA Since Cut-off Approximation	1176.87%

CPR by Groups

Total CPR

PSA by Groups

Total PSA

Page 18 of 25	© COPYRIGHT 2002 Deutsche Bank

Aames 2001-4

Mortgage Pass-Through Certificates

Series 2001-4

Prepayment Report for April 25, 2002 Distribution
Prepayment Report - Voluntary Prepayments

CPR Avg since Cut-Off by Groups

Total CPR Avg since Cut-Off

PSA Avg since Cut-Off by Groups

Total PSA since Cut-Off

PREPAYMENT CALCULATION METHODOLOGY
Single Monthly Mortality (SMM): (Voluntary partial and full prepayments + Repurchases)/(Beg Principal Balance - Sched Principal)
Conditional Prepayment Rate (CPR): 1-((1-SMM)/\12)
PSA Standard Prepayment Model: CPR/(0.02*min(30,WAS))
Average SMM over period between nth month and mth month (AvgSMMn,m): [(1-SMMn) * (1-SMMn+1) *. . . . .*(1-SMMm)]^(1/months in period n,m)
Average CPR over period between the nth month and mth month (AvgCPRn,m): 1-((1-AvgSMMn,m)/\12)
Average PSA Approximation over period between the nth month and mth month: AvgCPRn,m/(0.02*Avg WASn,m))
Average WASn,m: (min(30,WASn)+min(30,WASn+1)+. . . . .+min(30,WASm)/(number of months in the period n,m)
Weighted Average Seasoning (WAS)

Note: Prepayment rates are calculated since deal issue date and include partial and full voluntary prepayments and repurchases.
Dates correspond to distribution dates.

Page 19 of 25	© COPYRIGHT 2002 Deutsche Bank